SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant Filed by a Party other than the Registrant	[X] [ ]

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[X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

YoCream International, Inc.
(Name of Registrant as Specified in Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ x ] No fee required.
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PROXY STATEMENT
AND NOTICE OF
ANNUAL MEETING OF
SHAREHOLDERS

Wednesday, April 17, 2002, 10:00 a.m.
In the "Rose Room"
(Located on the "Preferred Level")
Rose Garden Arena
One Center Court
Portland, Oregon 97227

 YOCREAM INTERNATIONAL, INC.
5858 NE 87th Avenue
Portland, Oregon 97220

Dear Shareholder:

You are cordially invited to attend YoCream International, Annual Meeting of Shareholders. The meeting will be held:

Wednesday, April 17, 2002, 10:00 a.m.
In the "Rose Room"
(Located on the "Preferred Level")
Rose Garden Arena
One Center Court
Portland, Oregon 97227

The Notice of Annual Meeting of Shareholders, Proxy Statement, and Proxy for YoCream International, Inc. follow. Even if you plan to attend the Annual Meeting in person, it is important that you return the enclosed Proxy to ensure that every shareholder's shares are voted at the meeting. Please mark, date, sign, and return your Proxy promptly in the enclosed postage-paid return envelope.

The directors, officers, and employees of YoCream International, Inc. look forward to seeing you at the Annual Meeting.

Sincerely,

John N. Hanna
Chairman of the Board of Directors
And Chief Executive Officer

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YOCREAM INTERNATIONAL, INC.
5858 NE 87th Avenue
Portland, Oregon 97220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 17, 2002

The meeting of shareholders of YoCream International, will be held in the Rose Room on the Preferred Level of the Rose Garden Arena, One Center Court, Portland, Oregon, at 10:00 a.m., on April 17, 2002. At the meeting, we will ask you to:

  Elect seven (7) directors;
  To consider and approve an amendment to the Company's 2000 Stock Option Plan so as to increase the number of shares authorized for grants of options under that plan from 100,000 to 200,000; and

3. To transact such other business as may properly come before the meeting.

If you were a shareholder of record as of the close of business on February 28, 2002, you may vote at the meeting.

We cordially invite all shareholders to attend the shareholders' meeting personally. Whether or not you are able to attend, please be sure to sign, date and promptly return your Proxy in the enclosed pre-paid envelope.

You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date, or by notifying the secretary of the Company (personally in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

By Order of the Board of Directors,

John N. Hanna
Chairman of the Board of Directors
And Chief Executive Officer
Portland, Oregon

DATED: February 28, 2002

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PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
OF YOCREAM INTERNATIONAL
April 17, 2002

We are holding our annual meeting of shareholders in the Rose Room, located on the Preferred Level of the Rose Garden Arena, One Center Court, Portland, Oregon, at 10:00 a.m. on Wednesday, April 17, 2002. The Board of Directors is soliciting proxies to be used at the meeting. We sent you this proxy statement to give you important information about the business that will take place at the meeting. We are providing this information so that you will be fully informed when you vote your shares.

You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy.

Who May Vote

If you were a shareholder of YoCream International as of the close of business on February 28, 2002, you are entitled to vote at the meeting. If your shares are held by a broker, bank or other nominee (in "street name"), you must give voting instructions to that nominee.

Voting By Proxy

You do not have to attend the meeting. You may vote your shares by proxy if you wish. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the nominees for directors and in favor of the proposed amendment to the 2000 Stock Option Plan. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders' meeting. The Board of Directors has named John N. Hanna, David J. Hanna, and James S. Hanna as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but it is not necessary to do so.

Revoking a Proxy

You may revoke your proxy at any time before the vote is taken at the meeting. If you are the record holder of your shares, you may revoke your proxy by submitting a proxy bearing a later date or by notifying the secretary of YoCream International (personally in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

If your shares are held in street name, you must contact the nominee holder of the shares to revoke a proxy or to change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held in street name.

You may still attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting would not, of itself, revoke a proxy.

Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

Number of Shares That May Vote

The authorized capital stock of YoCream International consists of 30 million shares of common stock and 5,000,000 shares of preferred stock. As of February 28, 2002, there were 2,255,818 shares of common stock issued and outstanding and entitled to vote at the meeting.

How We Determine a Quorum

A quorum will exist if shareholders holding at least a majority of the outstanding shares of common stock either attend the meeting or submit proxies. If you come to the meeting or submit a proxy, but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How We Count Votes

The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders. Each share is entitled to one vote.

A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee. On some matters, such as the election of directors, a broker or other nominee can vote those shares without instructions from the beneficial owner. We will count broker non-votes as present for establishing a quorum.

Counting Votes In the Election of Directors

Directors are elected by a plurality of votes, which means that the nominees that receive the most votes will be elected, regardless of how many votes each nominee gets. Abstentions and broker non-votes will therefore have no effect on the election of directors. You may not accumulate your votes in electing directors, but rather, you may vote the total number of shares that you own for each open director position.

Counting Votes On The Amendment To The Stock Option Plan

The proposed amendment to the 2000 Stock Option Plan will be approved if more votes are cast in favor than cast against. Abstentions and broker non-votes will therefore have no effect on the outcome of the voting or the proposal.

What If I Do Not Mark My Proxy?

It you submit a signed proxy without giving voting instructions, the named proxies will vote your shares in their discretion. Those individuals named on the enclosed proxy form intend to vote for the Board of Directors' nominees for director and in favor of the proposal to amend the 2000 Stock Option Plan. If you do not sign your proxy, we will not count you as present for determining a quorum, and we will not count your votes.

How Many Shares Do Directors and Officers Own?

As of February 28, 2002, we had 158 shareholders of record. Directors and executive officers beneficially owned 1,056,133 shares, of which 923,707 shares are entitled to vote. Those shares constitute 40.9% percent of the total shares outstanding and entitled to be voted at the meeting. We expect all directors, executive officers, and principal shareholders to vote for the Board's nominees for directors, although they are not obligated to do so.

ELECTION OF DIRECTORS
(Notice Item 1)

At the meeting, you will be asked to vote on the election of seven directors. Directors are elected by a plurality of votes, which means that nominees receiving the most votes are elected, regardless of how many votes they receive. You may not accumulate votes in the election of directors.

The Board of Directors is nominating the following individuals for one-year terms:

John N. Hanna
David J. Hanna
James S. Hanna
William J. Rush
Carl G. Behnke
Craig E.Tall
Joseph J. Hanna

Each of these nominees is currently serving as a director.

If you submit a completed proxy, the individuals named as proxy holders will vote your shares as you instruct. If you do not specify your choices, then the persons named in the proxy will vote for the election of the nominees listed above.

If any of the nominees is not available for election, your shares will be voted for a substitute nominee chosen by the Board of Directors. We believe all nominees will be available for election. We recommend a vote FOR the election of all nominees.

The following table shows as to each nominee for Director, the identified information as of

February 28, 2002:
Name	Age	Position held with Company and Principal Occupation During the Past Five Years	Director Since
John N. Hanna	61	Director; Chairman of Board of Directors; Chief Executive Officer	1977

David J. Hanna	66	Director; President	1977

James S. Hanna	68	Director; Secretary	1977

William J. Rush	67	Director; Partner in Rush, Hannula & Harkins, Attorney at Law (1)	1987

Carl G. Behnke	56	Director; President R.E.B. Enterprises; Chairman of the Board of Skinner Corporation	1994
Craig E. Tall	56	Vice Chair - Corporate Development and Specialty Finance, Washington Mutual	2001

Joseph J. Hanna	63	President of Hanna Strader PC Tax Attorney (2)	2001

1. The Company has from time to time retained Mr. Rush's law firm to perform certain legal services and may do so from time to time in the future.

2. The Company utilizes Hanna Strader PC as its general counsel. Legal services are performed by Mr. Hanna's law firm on a regular basis.

Certain Relationships Of Directors and Executive Officers

John Hanna, our Chairman and Chief Executive Officer, is the brother of Directors James Hanna and David Hanna, President. Joseph Hanna, a Director, is a relative but not a member of the immediate family of any, of John Hanna, David Hanna or James Hanna.

Committees Of The Board of Directors

The Board of Directors has established a compensation committee to make recommendations to the full Board about compensation for executive officers, including salaries, bonuses and other benefits. The compensation committee currently comprises three non-employee directors, Craig E. Tall, Joseph J. Hanna and William J. Rush.

The Board of Directors has a standing audit committee that meets with our independent auditors to plan for and review the annual audit reports. The audit committee is responsible for overseeing the internal controls of the Company and the financial reporting process. The members of the audit committee are Carl G. Behnke, William J. Rush and Joseph J. Hanna. The rules of the Securities and Exchange Commission require that the Company's audit committee consist solely of independent directors. Currently all three audit committee members are considered to be independent directors for purposes of serving on the audit committee, as independence is defined under the listing standards of the National Association of Securities Dealers.

The Board has adopted an audit committee charter, which provides that employees of the Company are not eligible to serve on the audit committee. The charter further provides that at least one member shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board believes that each of the current members of the audit committee has employment experience that provides them with appropriate financial sophistication to serve on the audit committee.

During the year ended October 31, 2001, the Board of Directors held ten regularly scheduled and special meetings, the audit committee met two times and the compensation committee met one time. All directors attended at least 75 percent of the board meetings and committee meetings they were eligible to attend.

Compensation of Directors

During the year ended October 31, 2001, no director received any cash compensation for attending any board or committee meetings. Each director who is not an employee of the Company has received options to purchase shares of Company common stock. These options, granted under the 1994 Combined Incentive and Non-Qualified Stock Option Plan (the "1994 Combined Plan") and the Yocream International Inc. 2000 Stock Option Plan (the "2000 Stock Option Plan"), have exercise prices equal to the median between the closing bid and ask prices of the Company's common stock on the date of grant.

In 1998, each non-employee director was granted an option under the 1994 Combined Plan covering 15,000 shares, exercisable at $4.00 per share.

In November 1999, each non-employee director was granted an option under the 1994 Combined Plan covering 6,000 shares, exercisable at $4.00 per share. There are no shares available under this plan for future grants.

In July 2001, two newly appointed non-employee directors were each granted an option under the 2000 Stock Option Plan covering 15,000 shares, exercisable at $3.21 per share.

MANAGEMENT

The following table identifies the executive officers of the Company.

Name	Age	Position(s) with the Company and Principal Occupation During the Past Five Years

John N. Hanna	61	Director; Chairman of Board of Directors; Chief Executive Officer
David J. Hanna	66	Director; President

W. Douglas Caudell	58	Chief Financial Officer

Executive Officers serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid or to be paid by the Company during the years ended October 31, 2001, 2000, and 1999 to John Hanna, the Company's Chief Executive Officer. None of the Company's other executive officers received salaries and bonuses in excess of $100,000 in the year ended October 31, 2001.

Summary Compensation Table
		Annual Compensation _______________________________
Name and Principal Position	Year	Salary (1)	Bonus	Other Annual Compensation (2)	Options/ SAR's	All other Compensation (3)
John N. Hanna	2001	$116,475	$27,500	$14,747	5,000	$3,494
Chairman and Chief	2000	$110,236	$55,000	$14,747	5,500	$3,307
Executive Officer	1999	$100,236	$10,000	$14,747	N/A	$4,790

(1) Includes salary and amounts contributed by the Company on behalf of the identified executive officer to the Company's 401 (k) Employee Savings Plan and Trust.

(2) Perquisites and other benefits, beginning in fiscal year 1998, consist of premiums paid on a split dollar life insurance policy which the Company has provided for John Hanna. The Company makes the payments and the policy is assigned to the Company as collateral for the repayment of premiums. During the year ended October 31, 2001, 2000, and 1999 the Company paid premiums amounting to $14,747, $14,747, and $14,747, respectively.

(3) The Company's 401(k) Employee Savings Plan and Trust allows for contributions by the Company for the benefit of employees including the named executive officer. During the years ended October 31, 2001, 2000, and 1999, the Company made contributions to the 401(k) Employee Savings Plan and Trust equal to 3%, 3%, and 4%, respectively, of the compensation paid to the named executive officer and all other eligible employees. Does not include the premium paid by the Company on term life insurance for the benefit of the named executive officer under a group life policy for all salaried employees of the Company.

Stock Option Grants during Latest Fiscal Year

During the year ended October 31, 2001, stock options covering 5,000 shares were granted to John N. Hanna, the Company's Chief Executive Officer, under the Company's 2000 Stock Option Plan. The following table shows information as to options granted during the year ended October 31, 2001.

Options Granted in Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
Name	Number of securities underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price in Dollars per Share	Expiration Date	5%	10%
John N. Hanna	5,000	7.1%	$3.21	06/30/06	$4,434	$9,799

  The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted. The price appreciation assumptions are required disclosures under the rules of the Securities and Exchange Commission and are not to be viewed as any expectation or prediction by the Company of future value of the underlying common stock.

Stock Option Exercises and Year-End Stock Option Values

The following table shows information as to the stock options that were exercised during the year ended October 31, 2001 by John N. Hanna, the Company's Chief Executive Officer, and the value of all stock options held by him as of October 31, 2001.

Stock Option Exercises in Last Fiscal Year
and Fiscal Year-End Stock Option Values (1)

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at FY-End Exercisable/ Un-exercisable	Value of Unexercised In-the-Money Options At FY-End Exercisable/ Un-exercisable
John N. Hanna	7,000	$ 13,125	10,500/0	$ 3,450/$0

(1) On October 31, 2001, the closing price of the Company's Common Stock was $3.90. For purposes of the foregoing table, stock options with an exercise price of less than this amount are considered to be "in the money" and are considered to have a value equal to the difference between this amount and the exercise price of the Stock option multiplied by the number of shares covered by the stock option. Stock options issued under the 1994 Combined Plan, and the 2000 Stock Option Plan were "in the money' on that date.

Report of the Compensation Committee on Executive Compensation

The Board of Directors has established a Compensation Committee consisting of three non-employee directors. The Compensation Committee is responsible for establishing and administering the policies of the Board with respect to the annual compensation of the Chief Executive Officer and other executive officers. The Compensation Committee is also responsible for administering the 2000 Stock Option Plan, including determination of the timing and amount of stock option grants under those plans.

In February of each year, the Compensation Committee receives the recommendations of the Chief Executive Officer as to the salaries and other benefits of executive officers for the coming year. The Compensation Committee considers these recommendations in light of:

  Reward successes in resolving critical issues in the development of new markets for the Company's products;
  Preservation of cash resources to fund operations and new product development;
  Increase the profitability of the Company, and, accordingly, increase shareholder value; and
  Align the interests of management with those of the Company's shareholders through equity based incentive compensation.

The Compensation Committee also considers the cash compensation and other benefits paid to executive officers with similar responsibilities by other companies in the same industry and by publicly held companies of similar size. The Compensation Committee believes that the cash compensation paid to the Company's executive officers, including its Chief Executive Officer, is significantly below the cash compensation paid by other similar companies. However, the Company continues to need to utilize its available cash resources to finance operations and new product development and, as a result, salaries paid to executive officers have only been increased modestly.

The Compensation Committee has from time to time granted stock options to executive officers to supplement the cash compensation paid to them. These stock options have all been granted with exercise prices equal to the then market value of the Common Stock. The options are intended to give the executive officers long-term incentives to enhance shareholder value by allowing option recipients to participate in the appreciation of the market value of the Company's Common Stock. Currently, there are 30,000 shares available for future option grants under the 2000 Stock Option Plan.

During 2002, the Compensation Committee will continue to carefully consider executive compensation in relation to the Company's performance and the opportunities and challenges which the Company faces.

Submitted by the Compensation Committee,

Craig E. Tall
Joseph J. Hanna
William J. Rush

Compensation Committee Interlocks and Insider-Participation in Compensation Committee

Joseph J. Hanna is a partner in the Portland, Oregon law firm of Hanna Strader PC which serves as the Company's general counsel During the year ended October 31, 2001, the Company paid $160,802 to Hanna Strader PC in legal fees. William J. Rush is a partner in the Tacoma, Washington law firm of Rush, Hannula & Harkins that has on occasion provided legal services to the Company. During the year ended October 31, 2001, the Company did not pay any legal fees to that firm. No other relationships exist between the members of the Compensation Committee and the Company's executive officers.

Audit Committee Report

The audit committee serves a vital function in overseeing the internal controls of the Company and the financial reporting process, as well as ensuring that the audits of the Company's affairs are being conducted. Each of the members of the committee satisfies the definition of independent director as established by the Nasdaq Small-Cap Market listing standards. In carrying out its duties, the audit committee:

  Reviews and discusses with management the scope of external audit activities and the audited financial statements of the Company;
  Discusses with the Company's independent auditors matters relating to the Statement on Auditing Standard No. 61.
  Receives disclosures from and discusses with the Company's independent auditors, the auditor's independence in light of Independence Standards Board Standard No. 1.
  Makes a recommendation to the Board of Directors, based on the committee's review of the audited financial statements and its discussions with the Company's independent auditors, as to whether the audited financial statements should be included in the Company's annual report filed with the Securities and Exchange Commission on Form 10-K.

The audit committee has reviewed and discussed with management the audited financial statements, and has discussed with the Company's independent auditors the matters required to be discussed by SAS 61. In addition, the audit committee has received written disclosures and a letter from the Company's independent auditor as required by ISB Standard No. 1, and has discussed with the Company's independent auditor the auditor's independence. Based on the foregoing reviews, discussions, and disclosures, the audit committee has recommended the inclusion of the audited financial statements in the annual report on Form 10-K for the year ended October 31, 2001 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Carl G. Behnke
William J. Rush
Joseph J. Hanna

 Stock Performance Chart

The following chart compares the yearly percentage change in the cumulative-shareholder return on the Company's Common Stock during the five fiscal years ended October 31, 2001 with the cumulative total return on (i) the Russell 2000 Index and (ii) the Standard & Poors Food Products Index. This comparison assumes $100.00 was invested on October 31,1996 in the Company's Common Stock and in the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect and the retention of all stock dividends.

TRANSACTIONS WITH AFFILIATES AND MANAGEMENT

The Company has retained the services of Hanna Strader PC, a law firm in which Joseph J. Hanna, a director of the Company, is a partner. During the year ended October 31, 2001, Hanna Strader PC served as the Company's general counsel and was paid $160,802 in legal fees.

The Company from time to time has retained the services of Rush, Hannula & Harkins, a law firm in which William J. Rush, a director of the Company, is a partner. During the year ended October 31, 2001, the Company did not pay any legal fees to that law firm.

The Company leases its production and office facilities from Pente Investments, LLC, which is owned by John N. Hanna, Chairman and CEO, David J. Hanna, Director and President, and James S. Hanna, Director and Secretary, and certain other individuals. In fiscal year 1998, Pente Investments agreed to fund a 4,200 square foot expansion of the facility to provide for needed office space. The current lease as amended has a remaining term of approximately 11 years with renewal provisions and provides for a base rent of $15,600 per month for the next year and then increases at approximately 3% per year for the remainder of the term.

During the fiscal year ended October 31, 2001, the Company employed certain members of the Hanna family. David J. Hanna, a brother, is the President and received a salary of $99,198 and other compensation of $12,198. Matt Hanna, a son of John Hanna, is the Director of Administration, responsible for administrative functions, human resources, and risk management and received a salary of $73,935. Tyler Bargas, a son-in-law of John Hanna, is the Director of Foodservice Sales and Marketing, responsible for developing and executing the foodservice portion of the sales and marketing plan, as well as overseeing the regional sales managers and received a salary of $73,935. Michele Hanna, David Hanna's daughter, is the Director of Sales, National Accounts and Branding, responsible for developing business with nationally branded foodservice distributors, brokers and customers, as well as coordinating with the national accounts manager, and received a salary of $73,935.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

Section 16 of the Securities Exchange Act of 1934, as amended, ("Section 16") requires that all executive officers and directors of the Company and all persons who beneficially own more than ten percent of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission and the National Association of Securities Dealers with a copy sent to the Company.

Based solely upon the Company's review of the copies of the filings that it received with respect to the fiscal year ended October 31, 2001, the Company believes that Carl G. Behnke did not report one transaction on a timely basis, failed to file one Form 4, and was late in filing Form 5 for the fiscal year ended October 31, 2001. William J. Rush did not report one transaction on a timely basis, failed to file one Form 4, and was late in filing Form 5 for the fiscal year ended October 31, 2001. James S. Hanna did not report one transaction on a timely basis, failed to file one Form 4, and was late in filing Form 5 for the fiscal year ended October 31, 2001. David J. Hanna did not report four transactions on a timely basis, failed to file three Form 4's, and was late in filing Form 5 for the fiscal year ended October 31, 2001. John N. Hanna did not report two transactions on a timely basis, failed to file one Form 4, and was late in filing Form 5 for the fiscal year ended October 31, 2001. W. Douglas Caudell did not report one transaction on a timely basis and was late in filing Form 5 for the fiscal year ended October 31, 2001. Craig Tall was late in filing Form 3. Joseph Hanna was late in filing Form 3.

STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of each director, each nominee for director, all executive officers, and directors as a group, and persons, according to information received by the Board of Directors, holding more than five percent of the outstanding Common Stock of the Company as of February 28, 2002.

Management and Others

Name and Address	Shares Owned (1)	Percent Of Class

Timothy Franzen 104 MacDougal St., Apt. 10 New York, NY 10012	168,781 (2)	7.5%

Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, UT 84111	126,200 (3)	5.6%

John N. Hanna, Chairman, CEO (4)	291,158 (5)	12.9%

David J. Hanna, Director, President (4)	271,226 (6)	12.0%

James S. Hanna, Director, Secretary (4)	252,680 (7)	11.1%

William J. Rush, Director (4)	157,508 (8)	6.9%

Carl G. Behnke, Director (4)	38,500 (8)	1.7%
Craig E. Tall, Director (4)	15,000 (9)	*

Joseph J. Hanna, Director (4)	15,000 (9)	*

W. Douglas Caudell Chief Financial Officer (4)	15,061 (10)	*

All Executive Officers and Directors as a Group (8 persons)	1,056,133 (11) (5-10)	44.4%

* Less than 1.0%

 (1) Unless indicated otherwise, each person or entity separately possesses sole voting and sole investment power over his or its respective shares. There are no arrangements, known to the Company, including any pledge by any person of securities of the Company the operation of which may at a subsequent date result in a change of ownership of such stock or in control of the Company.

(2) Greater than 5% shareholder, based solely on information provided by the shareholder.

(3) Greater than 5% shareholder, based solely on Form 13G filed with the SEC dated February 14, 2002.

(4) The business address for each person is 5858 NE 87th Avenue, Portland, Oregon 97220.

(5) Includes 5,500 shares issuable on exercise of outstanding options granted under the 1994 Stock Option Plan, 5,000 shares exercisable on exercise of outstanding options granted under the 2000 Stock Option Plan, 2,000 shares held by Pente Investments LLC in which John Hanna is one of five members and 2,321 shares held in his 401(k) account. Does not include shares of common stock or shares issuable on exercise of options held by an adult son and son-in-law of John Hanna

(6) Includes 5,500 shares issuable on exercise of outstanding options granted under the 1994 Stock Option Plan, 5,000 shares exercisable on exercise of outstanding options granted under the 2000 Stock Option Plan and 1,044 shares held in his 401(k) account. Does not include shares of common stock or shares exercisable on exercise of options held by an adult daughter of David Hanna.

(7) Includes 21,000 shares issuable on exercise of outstanding options granted under the 1994 Stock Option Plan. Does not include 8,915 shares of common stock held by James S. Hanna's wife or shares of common stock held by two adult children of James S. Hanna. James S. Hanna disclaims beneficial ownership of those shares.

(8) Includes 21,000 shares issuable upon exercise of options granted pursuant to the 1994 Stock Option Plan.

(9) These shares are issuable upon exercise of options granted pursuant to the 2000 Stock Option Plan.

(10) Includes 14,000 issuable upon exercise of options granted pursuant to the 1994 Stock Option Plan and the 2000 Stock Option Plan and 1,061 held in his 401(k) account.

(11) Includes an aggregate of 128,000 shares issuable upon exercise of options granted pursuant to the 2000 Stock Option Plan and the 1994 Combined Plan.

AMENDMENT TO THE STOCK OPTION PLAN
(Notice Item 2)

To enable us to attract and retain qualified individuals to serve as directors, officers and employees we have adopted employee benefit plans providing for grants of options to purchase shares of YoCream common stock. In 2000, we adopted a new plan, the 2000 Stock Option Plan, which was approved at the annual meeting of shareholders in March 2000. The plan authorized the issuance of up to 100,000 shares upon exercise of stock options. The 2000 Stock Option Plan provides for the grant of options to directors, key employees including employees who are directors, and other persons who provide services to us.

As a result of the growth of our business, and the consequent increase in the number of participants in the plan, the shares available for future grants of stock options are nearly depleted. There are currently 30,000 shares available for grants of options under the 2000 Plan. The Board of Directors has approved an amendment to the plan to increase to 200,000 the number of shares authorized for issuance upon exercise of stock options. No other changes to the plan are being proposed. The amendment is subject to approval by the shareholders. Based on the current number of shares of common stock outstanding, if the proposed amendment is approved and adopted by the shareholders, the total number of shares issuable upon exercise of stock options currently outstanding, together with future option grants, would constitute approximately 13.4% of total outstanding shares.

We believe that it is important and beneficial to give employees the opportunity to participate in the ownership of our company. Equity compensation, in addition to regular salaries, enables us to attract and retain highly qualified employees in an extremely competitive market. Stock options provide employees with incentive to increase productivity and profitability, thereby enhancing shareholder value. By adopting the proposed amendment to the 2000 Stock Option Plan, we can continue to offer options as part of the total compensation package this form of non-cash compensation will help us to conserve our cash resources to support the growth of the business.

Summary of the Plan

The following is a brief summary of the terms of the 2000 Stock Option Plan. Other than the number of shares authorized for issuance upon exercise of options exercised under the plan, there are no proposed changes to the plan.

Our Compensation Committee administers the plan and determines the persons to whom options are to be granted, the number of shares and the conditions and timing of option grants.

In the discretion of the Committee, options may be subject to a vesting schedule, becoming exercisable over a period of time from the date of grant. On any "change of control" of the company, the Committee may provide for the early vesting of any options not then fully vested.

The plan will terminate on January 25, 2010, ten years after the effective date. Options granted under the plan prior to termination of the plan, but unexercised as of that date, will continue in effect until otherwise terminated by their accompanying option agreements. In the event any option granted expires without being exercised, the unexercised shares formerly subject to that option would again become available for options to be granted.

Each person receiving an option under the plan must execute a written stock option agreement which specifies the terms and conditions of the option. Options are exercisable for a set period of time not to exceed ten years from the date of the grant. Options are not transferable except by will or the laws of descent and distribution.

Stock options granted under the plans are exercisable at a per share price not less than 100% of the fair market value of the underlying common stock on the date of the grant. Incentive stock options granted to any person with beneficial ownership of 10% or more of the outstanding shares of common stock must be exercisable at a per share price not less than 110% of the fair market value of the stock on the date of the grant. The plan permits the option holder to pay the exercise price of any options with cash, Company stock held by the option holder or by cancellation of outstanding exercisable options valued at the difference between the option exercise price and the fair market value of the underlying shares.

Options may be either non-qualified or incentive stock options, as defined in Section 422 of the Internal Revenue code. Under current federal income tax law, stock options do not result in income to the recipient until the option is exercised.

At the time of exercise of a non-qualified stock option, the optionee will realize ordinary income, and the company will be entitled to a deduction, in the amount by which the market value of the shares issued on exercise of the option exceeds the exercise price.

Incentive stock options have no tax consequences for the recipient or the Company upon grant or exercise, except for possibly alternative minimum tax under certain circumstances for the recipient of the option. Upon sale of the shares received from the exercise of incentive stock options, any gain realized is treated as capital gain if at least two years have elapsed from the date of the grant and one year has elapsed from the date of exercise. If these holding periods are not satisfied, the sale is deemed a disqualifying disposition. The consequence of a disqualifying disposition is that an incentive stock option will be treated in the same manner as a non-qualified option. In that circumstance, the amount by which the fair market value of the shares as of the date of exercise exceeds the exercise price is treated as ordinary income and the company will be entitled to a corresponding deduction.

The Board of Directors unanimously recommends that shareholders vote in favor of the proposed amendment to the 2000 Stock Option Plan.

OTHER MATTERS
(Notice Item 3)

The Board of Directors is not aware of any matters to be presented for action at the Meeting other than those set forth in the Notice of Annual Meeting. However, if any other matters properly come before the Meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

INDEPENDENT AUDITORS

The Board of Directors has designated Grant Thornton LLP, independent certified public accountants, as auditors for the Company for the year ending October 31, 2002.

The audit services performed by Grant Thornton LLP during 2001 included an audit of annual financial statements, assistance, and consultation in connection with filings with the Securities and Exchange Commission and audit related accounting matters.

A representative of Grant Thornton LLP is expected to be at the annual meeting and will be available to answer appropriate questions.

Audit Fees

Grant Thornton LLP billed us aggregate fees of approximately $36,250 for professional services rendered for the audit of our annual financial statements and for the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended October 31, 2001.

Financial Information Systems Design and Implementation Fees

Grant Thornton LLP did not perform any financial information system design or implementation work for us during the fiscal year ended October 31, 2001.

All Other Fees

Grant Thornton LLP billed us aggregate fees of $18,480 for income tax return preparation and related professional services rendered for the fiscal year ended October 31, 2001.

Our Audit Committee considered whether, and has determined that, the provision of these other professional services is compatible with maintaining the independent auditor's independence.

SHAREHOLDER PROPOSALS

Any proposal, which a shareholder wishes to have considered for inclusion in the Company's proxy solicitation materials for the 2003 Annual Meeting of Shareholders, must be received at the main office of the Company no later than October 31, 2002. If such proposal is in compliance with all of the requirements of the Company's Restated Articles of Incorporation, and of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company's Annual Report to Shareholders for the year ended October 31, 2001 accompanies this Proxy Statement. Additional copies of the Company's Annual Report to Shareholders may be obtained by written request to the Secretary of the Company at the address indicated below. Such Annual Report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10-K for the year ended October 31, 2001, and the list of exhibits thereto required to be filed with the Securities and Exchange Commission. Such written request should be directed to James S. Hanna, Secretary, YoCream International, Inc., 5858 NE 87th Avenue, Portland, Oregon 97220. The Form 10-K Annual Report is not part of the proxy solicitation materials.

 By order of the Board of Directors,

John N. Hanna
Chairman of the Board of Directors
And Chief Executive Officer

DATED: February 28, 2002

 NOTE: Please send in your Proxy immediately, using the enclosed postage paid envelope.

5858 NE 87th Avenue
Portland, Oregon 97220

1-800-YOCREAM
www.yocream.com

REVOCABLE PROXY FOR YOCREAM INTERNATIONAL, INC.
ANNUAL MEETING OF SHAREHOLDERS - APRIL 17, 2002
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John N. Hanna, David J. Hanna, James S. Hanna, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of common stock of YoCream International, Inc. (the "Company") at the Annual Meeting to be held on April 17, 2002 and any adjournments thereof, with all powers the undersigned would possess if personally present, with respect to the following:
1. Election of Directors.	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual, any strike a line through the nominee's name below.)
John N. Hanna, David J. Hanna, James S. Hanna, William J. Rush, Carl G. Behnke, Craig E. Tall, and Joseph Hanna

2. 2000 Stock Option Plan Amendment.	FOR the approval of the 2000 Stock Option Plan Amendment	AGAINST the approval of the 2000 Stock Option Plan Amendment	ABSTAIN with respect to the 2000 Stock Option Plan Amendment

3. Other Matters - At the discretion of the proxy holders on such other business as may properly come before the meeting and any adjournments thereof. A majority of the proxy holders present at the Annual Meeting may exercise all powers granted hereby.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR ALL PROPOSALS LISTED ABOVE. The proxy holders may vote in their discretion as to other matters which may come before the meeting.
[Attach Label Here]

Dated: _________________________________ , 2002

_______________________________________________________________________________

______________________________________________________________________________
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if applicable. A corporation must sign its name by the president of other authorized officer.
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